Exhibit m(v)  under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K
                                  EXHIBIT E
                                     PLAN

                        Independence One Mutual Funds

                      Independence One Equity Plus Fund
                                Class A Shares
                      Independence One Fixed Income Fund
                                Class A Shares

         This Plan is adopted by Independence One Mutual Funds with respect to the Class of Shares of the portfolios of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Independence One Equity Plus Fund and Independence One Fixed Income Fund held during the month.

         Witness the due execution hereof this 1st day of March, 2000.


                                    Independence One Mutual Funds


                                    By: /s/ Jeffrey W. Sterling
                                       ---------------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President

                                  EXHIBIT F
                                     PLAN

                        Independence One Mutual Funds

                      Independence One Fixed Income Fund
                                Class B Shares

         This Plan is adopted by Independence One Mutual Funds with respect to the Class of Shares of the portfolios of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of Independence One Fixed Income Fund held during the month.

         Witness the due execution hereof this 1st day of March, 2000.


                                    Independence One Mutual Funds


                                    By: /s/ Jeffrey W. Sterling
                                       ---------------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President